As filed with the Securities and Exchange Commission on March 1, 2021 under the Securities Act of 1933, as amended.

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DHC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1574798
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

535 Silicon Drive

Suite 100

Southlake, TX 76092

(214) 452-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Gaertner

Co-Chief Executive Officer and Chief Financial Officer

535 Silicon Drive

Suite 100

Southlake, TX 76092

(214) 452-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Yvan-Claude Pierre Kristin VanderPas Peter Byrne Cooley LLP 55 Hudson Yards New York, New York 10001 Tel: (212) 479-6000 Fax: (212) 479-6275	Alexander D. Lynch Faiza N. Rahman Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Tel: (212) 310-8000 Fax: (212) 310-8007

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-252891

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	5,750,000 Units	$10.00	$57,500,000	$6,274
Class A ordinary share included as part of the units(3)	5,750,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	1,916,667 Warrants	—	—	— (4)
Total		—	$57,500,000	$6,274(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252891). Includes 750,000 units, consisting of 750,000 Class A ordinary shares and 250,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $287,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-252891), which was declared effective by the Securities and Exchange Commission on February March 1, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $57,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by DHC Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252891) (the “Prior Registration Statement”), initially filed by the Registrant on February 9, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on March 1, 2021. This Registration Statement covers the registration of an additional 5,750,000 of the Registrant’s units (including 750,000 units, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any), each consisting of one of the Registrant’s Class A ordinary shares, $0.0001 par value per share, and one-third of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one of the Registrant’s Class A ordinary shares. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of March 2, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than March 2, 2021.

II-2

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-252891) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.

5.2	Opinion of Cooley LLP.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Maples and Calder (included on Exhibit 5.1).

23.3	Consent of Cooley LLP (included on Exhibit 5.2).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-252891) filed on February 9, 2021).

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 1st day of March 2021.

DHC ACQUISITION CORP.

By:	/s/ Christopher Gaertner
Name: Christopher Gaertner
Title: Co-Chief Executive Officer and Chief Financial Officer

II-4